Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our reports dated March 4, 2013, which appear in Marin Software Incorporated’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-186669). We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 21, 2013